UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2021
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BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
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Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

408			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange
(1)	The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2021, Bloom Energy Corporation (“Bloom”) entered into a transaction with RAD Bloom Project Holdco, LLC ("RAD HoldCo"), a partnership formed by RAD Energy Solutions, LLC and Bank of America Corporation (through its subsidiary Merrill Lynch Credit Products, LLC) (the “Investors”), to purchase five subsidiary project companies of Bloom (each a “Project” and collectively, the “Portfolio”) formed for the purpose of developing, constructing, installing, financing, owning, operating and maintaining a Portfolio of 32.85 megawatts of new Bloom Energy Servers (the “Transaction”). The 32.85 megawatts of Bloom Energy Servers are scheduled to be deployed commencing in June 2021 and continuing over the next 18 months. With the closing of this Transaction, the financing required for Bloom’s scheduled acceptances for the second quarter of 2021 was completed.

As part of the Transaction, the parties entered into the following material agreements:

a.a Purchase, Engineering, Procurement and Construction agreement (“EPC Agreement”) to acquire the Portfolio and purchase the Bloom Energy Servers.
b.an Operations and Maintenance Agreement (“O&M Agreement”) in which Bloom agrees to provide all operations and maintenance services related to the Bloom Energy Servers.

The EPC Agreement provides that Bloom has repurchase obligations as to any Project that does not reach mechanical completion (delivery to the site and completion of installation) by September 30, 2022. The EPC Agreement also provides that if Bloom fails to achieve full commissioning (“COO”) of any Project by December 31, 2022, then Bloom waives the COO payment due to it even if it is ultimately achieved, and Bloom owes delay liquidated damages for every day the Project is late, capped at $500/kw. Bloom has agreed to indemnify the Investors for certain environmental risks and tax recapture events, its failure to perform under the O&M Agreement, and Project delays. Other than with respect to third-party indemnification obligations, Bloom’s liability is capped at the purchase price of the applicable Project to which the breach applies.

The O&M Agreement contains typical warranties and guaranties of Bloom related to output and efficiency of the Bloom Energy Servers with liquidated damages for breach of the output guarantee capped at 6% of the Portfolio purchase price, and an obligation to repair or replace in the event of a warranty breach.

The O&M Agreement also provides that in the event that Bloom fails to maintain a Fixed Charge Coverage Ratio ("FCCR") of 1.15x in each 12 month period, assessed quarterly from December 31, 2022 and extending through the earlier of (a) the fifth (5th) anniversary of the date the final project was placed in service or (b) the second consecutive testing period in which Bloom’s FCCR exceeds 2.0x, Bloom must establish a reserve account in favor of RAD HoldCo and fund such account in the amount of the Project service fees payable to Bloom under the O&M Agreement over the following 12 month period. Funds are partially released to Bloom on an on-going basis in connection with the performance of major maintenance activities to reflect costs for the replacement of certain components in such period, and fully released to Bloom if it is thereafter able to satisfy a 2.0x FCCR for two consecutive testing periods, and/or on the fifth (5th) anniversary of the date the final Project was placed in service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	June 29, 2021	By:	/s/ Shawn M. Soderberg
Shawn M. Soderberg
EVP, General Counsel and Secretary